UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2011

NORTH CENTRAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-27672	42-1449849
(State of incorporation)	Commission File No.	(I.R.S. Employer Identification No.)

825 Central Avenue
Fort Dodge, Iowa 50501
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (515) 576-7531

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.

(e)           On April 22, 2011, North Central Bancshares, Inc. (“the Company”) and First Federal Savings Bank of Iowa (the “Bank”) entered into separate and parallel employment agreements with David M. Bradley, as Chairman, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of the Bank, and C. Thomas Chalstrom, as Executive Vice President of the Company and President and Chief Operating Officer of the Bank (collectively, the “New Employment Agreements”).  The New Employment Agreements supersede and preempt any prior understandings, agreements or representations by or between the parties, including, without limitation, the employment agreements between each of Messrs. Bradley and Chalstrom and the Company and Bank that were filed as Exhibits 10.4, 10.6, 10.11 and 10.13 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2007.

The New Employment Agreements (i) provide that Mr. Bradley and Mr. Chalstrom will be paid their current salary (which may be increased for subsequent years, in the sole discretion of the Company’s Board or its Compensation Committee) and usual Company benefits and perquisites for senior executive officers, as disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 11, 2011; (ii) contain terms prohibiting competition, solicitation of employees or disclosure that is adverse to the Company or Bank for a period of one year after each executive’s employment with the Company and Bank is terminated; and (iii) provide for certain payments to be made, or none at all, by the Company and/or the Bank to each executive subject to applicable law upon the occurrence of certain events, including, without limitation, termination with cause or without cause, a good reason event following a change in control, disability or death, resignation by the executive, or by mutual agreement by the parties upon mutually agreed terms.  In addition, Mr. Chalstrom’s agreement, as supplemented by an addendum, provides that Mr. Chalstrom’s employment with the Company and Bank will automatically terminate upon Mr. Chalstrom’s timely resignation following an unremedied permanent reassignment to a location more than 35 miles from the location to which he is assigned as of the effective date of the New Employment Agreement.

The foregoing description of the New Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the New Employment Agreements attached hereto as Exhibits 10.1, 10.2 and 10.3 and which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement dated April 22, 2011 between C. Thomas Chalstrom and North Central Bancshares, Inc. and First Federal Savings Bank of Iowa.

10.2	Addendum dated April 22, 2011 to Employment Agreement dated April 22, 2011 between C. Thomas Chalstrom and North Central Bancshares, Inc. and First Federal Savings Bank of Iowa.

10.3	Employment Agreement dated April 22, 2011 between David M. Bradley and North Central Bancshares, Inc. and First Federal Savings Bank of Iowa.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH CENTRAL BANCSHARES, INC.

Date: April 26, 2011	By:	/s/ David M. Bradley
David M. Bradley
Chairman, President and Chief Executive Officer